                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 January 2, 2007
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                      001-13533                74-2830661
-------------------------------       ----------------       -------------------
(State or other jurisdiction of       (Commission File         (I.R.S. Employer
incorporation or organization)            Number)            Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Gregory Metz

As previously reported, Gregory Metz's employment as the Chief Financial Officer of NovaStar Financial, Inc. (the "Company") was terminated by the Company effective as of January 3, 2008. Such termination was without "cause" and was part of a restructuring intended to reduce management personnel to a level in line with the needs of the Company in light of changes in the business environment and operations of the Company.

Rodney Schwatken, a former Treasurer and Controller (Chief Accounting Officer)
of the Company and most recently its Vice President - Strategic Initiatives, assumed the responsibilities of Chief Financial Officer of the Company upon Mr.
Metz's termination.

In connection with Mr. Metz's termination, the Company and Mr. Metz entered into a Separation and Consulting Agreement pursuant to which Mr. Metz will provide consulting services to the Company and its affiliates upon the Company's request up to 10 hours per week, or up to 5 hours per week after Mr. Metz accepts subsequent employment with a third party, and will receive consulting compensation at an annual rate equal to his most recent base salary of $263,533, all as provided for in Mr. Metz's employment agreement with the Company. The consulting term will continue for 14 months, which is comprised of an initial period of two months in accordance with the Company's practice with regard to the federal Worker Adjustment and Retraining Notification Act, and a subsequent period of 12 months pursuant to Mr. Metz's employment agreement.

Under the Separation and Consulting Agreement, Mr. Metz waived all rights that he had under his employment agreement to the payment of incentive compensation upon or following the termination of his employment. In addition, the Company waived Mr. Metz's non-compete obligations under his employment agreement and otherwise, and Mr. Metz released all claims, if any, against the Company and its affiliates arising out of Mr. Metz's employment by the Company and the termination of his employment, other than rights to indemnification. Mr. Metz is subject to certain non-solicitation obligations during the consulting term, and to certain ongoing confidentiality obligations in favor of the Company and its affiliates.

In accordance with Mr. Metz's employment agreement, the stock options and restricted stock previously awarded by the Company to Mr. Metz that would have vested in 2008 became fully vested upon termination of his employment, and all other unvested stock options and restricted stock were forfeited. Pursuant to the Separation and Consulting Agreement, the same vesting and forfeiture treatment applies to dividend equivalent rights previously awarded to Mr. Metz in respect of his stock options and restricted stock. In addition, the
Separation and Consulting Agreement provides for continued

reimbursement by the Company of certain financial and tax planning expenses incurred by Mr. Metz within 30 days following the termination of his employment.

The foregoing is a summary of the terms of the Separation and Consulting
Agreement. This summary is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, which is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

Scott Hartman

As previously reported, Scott Hartman's employment as the Chief Executive
Officer of the Company was terminated by the Company effective as of January 3,
2008. Such termination was without "cause" and was part of a management restructuring intended to reduce management personnel to a level in line with the needs of the Company in light of changes in the business environment and operations of the Company.

Negotiations of a separation agreement with Mr. Hartman have concluded with a determination by each of the parties that the applicable provisions of Mr.
Hartman's employment agreement are acceptable to each party. Accordingly, Mr.
Hartman will receive the rights and benefits specified in his employment agreement as applicable following termination of employment without cause. A copy of Mr. Hartman's employment agreement, as previously amended, is on file with the Securities and Exchange Commission.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.         Document

10.1                Separation and Consulting Agreement, dated as of January 3,
                    2008, by and between NovaStar Financial, Inc. and Gregory
                    Metz.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 8, 2008                NOVASTAR FINANCIAL, INC.

                                       /s/ W. Lance Anderson
                                       -----------------------------------------
                                       W. Lance Anderson,
                                       Chairman and Chief Executive Officer

                                Index of Exhibits

Exhibit No.         Document

10.1                Separation and Consulting Agreement, dated as of January 3,
                    2008, by and between NovaStar Financial, Inc. and Gregory
                    Metz.

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